Exhibit 99.1

WESTWOOD ONE TO MERGE WITH DIAL GLOBAL
Merger Creates a Diverse Radio Programming, Services and Advertising Sales Company
NEW YORK, NY, August 1, 2011 — Dial Global, a division of Triton Media Group, LLC, and Westwood One, Inc. (NASDAQ: WWON), today announced a definitive agreement to merge in a stock for stock transaction. The new entity will remain listed on NASDAQ. The transaction is expected to close in the fourth quarter of 2011, subject to customary closing conditions and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.
The combination of assets of Dial Global and Westwood One creates a diverse radio programming, services and advertising sales company, enhancing the array of products and services provided to radio stations and national advertisers. In addition, the merged entity will expand national advertising sales representation to independent content producers and networks.
“This transaction brings together a highly complementary portfolio of programming assets that will better serve our clients and customers,” said Spencer Brown, David Landau and Ken Williams co-CEO’s of Dial Global. “We will focus on utilizing the combined company’s expanded content and sales platform to enhance the services and value we offer to our current and future clients.”
Rod Sherwood, President of Westwood One, commented, “We are excited about this merger and the benefits it will bring to our customers by complementing our existing portfolio of sports, talk, news, music and entertainment programming. Our employees have worked hard to create a diverse portfolio of assets that, when combined with Dial Global, will better serve our clients.”
Neal Schore, President and CEO of Triton Media Group, stated, “Following the contemplated merger, we will continue to work closely with Dial Global, as well as the entire industry to develop innovative technologies that will help the radio industry continue to evolve. Triton Media Group will focus exclusively on operating our remaining division, Triton Digital, which is the leading digital platform company for the radio industry.”
Kirkland & Ellis acted as legal advisor to Dial Global. Moelis & Company and Skadden Arps Slate Meagher & Flom LLP acted as financial advisor and legal advisor, respectively, to Westwood One. Berenson & Company rendered a fairness opinion, while General Electric Capital Corporation, ING Capital LLC and Macquarie Capital have committed to provide debt financing in support of the transaction.
Triton Media Group is a portfolio company of funds managed by Oaktree Capital Management, L.P. Westwood One is a portfolio company of The Gores Group, LLC.
About Triton Media Group
Triton Media Group is a provider of applications, services and content to the media industry. Its Triton Digital division provides digital services to the radio industry with more than 6,000 station affiliations. Through its Triton Radio Networks division, Triton owns and operates Dial Global, which provides sales representation and syndication services to national radio production companies and produces more than 100 different programs and services. For more information about Triton Media Group, visit www.tritonmedia.com.
About Dial Global
Dial Global (www.dial-global.com) provides national advertising sales representation to over 200 radio programs, services and networks on over 8,000 stations. In addition, Dial Global produces the Dial Global 24/7 Formats, well as Prep Services, Jingles and Imaging as well as long and short form radio programs which it distributes to over 6,000 radio stations nationwide.

Dial Global is owned by Triton Media Group, LLC, a leading supplier of digital products and services to the media industry.
About Westwood One
Westwood One (NASDAQ: WWON) is a provider of network radio programming, providing more than 5,000 radio stations with over 150 news, sports, music, talk and entertainment programs, features, live events and digital content.
Forward-Looking Statements
This press release contains “forward-looking” statements regarding the merger of Dial Global and Westwood One and related financing, which include expected earnings, revenues, cost savings, leverage, operations, business trends and other such items, that are based on current expectations and estimates or assumptions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those predicted in any such forward-looking statements. Such factors, include, but are not limited to, the possibility that the merger or the related financing is not consummated, the failure to obtain necessary regulatory or stockholder approvals or to satisfy any other conditions to the merger, the failure to realize the expected benefits of the merger, and general economic and business conditions that may affect the companies before or following the merger. Neither Dial Global nor Westwood One undertakes any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this announcement are qualified in their entirety by this cautionary statement.
Contacts
Dial Global
Brian Schaffer
CJP Communications
212-279-3115 ext. 229
bschaffer@cjpcom.com
Chris Brown
CJP Communications
212-279-3115 ext. 206
cbrown@cjpcom.com
Westwood One
Christine Miller
Chief Marketing Officer
917-533-7224
Chris_miller@westwoodone.com